(SANYO Logo)                                            SANYO Canada, Inc.
                                                        300 Applewood Crossroad
                                                        Concord, Ontario
                                                        PHONE: (905) 760-9944
                                                        FAX (905) 760-9946
Monday, April 3, 2000

Mr. Mark Holzberg
AlphaNet Hospitality Systems, Inc.
275 North Franklin Turnpike,
Suite 230,
Ramsey, NJ
07446

Re:     New Business Terms and Conditions Proposal
--------------------------------------------------

Forecast Requirements:
----------------------

AHSI will provide to SCI monthly a twelve-month rolling forecast of future purchases. This forecast will reflect AHSI's purchases from SCI and not sales to AHSI customers. Although this forecast is not a firm commitment, it must accurately reflect the most recent business plan of AHSI.


Ordering Requirements
---------------------

Current product lead-time of four months will not change in this new agreement. The four months will be calculated from the date of PO receipt by SCI provided the PO is received BEFORE the 15th of the month. PO's received after the 15th will be treated as received during the first 15 days of the following month.

Payment Requirements
--------------------

Each issued PO must be accompanied by either a letter of credit (LC) for the full amount from a mutually agreed upon financial institution or a 60% payment on the value of the P.O. from AlphaNet. Balance of P.O. value to be paid in full by Bank Transfer upon arrival at North American port. In the event that a contract is secured between AlphaNet and an end user, Sanyo Canada Inc. will accept a P.O. from HLC (AlphaNet's leasing company) based on the value of the amount of units covered by the end user contract. In this case, payment for the balance of the HLC P.O. will be due from HLC by Wire Transfer upon installation by AlphaNet at the end user location. AlphaNet will be responsible for any Storage, Duty, Brokerage or other associated charges incurred after arrival of goods at North American port. AlphaNet will be responsible for arrangement and payment of any and all transportation charges to move the product from North American port (point of F.O.B.) to any end user location. Payment for any


                                                Branch Offices:
                                                Montreal
                                                Vancouver
outstanding balance of units in excess of the HLC P.O. up to the original AlphaNet P.O. is due as before, upon arrival at North American port. All payments to be made in U.S. dollars. SCI will provide shipping advice documentation to AHSI on request. Product will be shipped FOB North American port.

Note: AlphaNet will be charged interest at the U.S. prime rate (currently 9%) on all unpaid balances that exceed 30 days from date of arrival a North American port.

Note: Sanyo Canada Inc is willing to accept HLC'S P.O. upon normal credit approval after reviewing financial statements of HLC and other credit information. This information may be requested from time to time to update our information. Sanyo Canada Inc. also requires regular AlphaNet financial information (monthly statements) to update AlphaNet's credit information.


Other:
------

All other associated costs such as duty, brokerage, legal, storage, local shipping, etc will be the responsibility of AHSI, as is the case currently.

Looking forward to expanding the business with you utilizing our new model and thank you again for your continued support of Sanyo Canada Inc.


                                        Regards,

                                        /s/ Steve Eidelberg
                                        ---------------------
                                            Steve Eidelberg
                                            SANYO Canada Inc.


                                        Accepted on

                                        /s/ Mark Holzberg
                                        ---------------------
                                            Mark Holzberg, President
                                            AlphaNet Hospitality Systems, Inc.



cc.     I. Kindred
dd.     R. Oshima
        T. Akashi
        L. Pinto
        K. Mendonca

(SANYO Logo)                                            SANYO Canada, Inc.
                                                        300 Applewood Crossroad
                                                        Concord, Ontario
                                                        PHONE: (905) 760-9944
                                                        FAX (905) 760-9946
Wednesday, August 2, 2000

Mr. Desmond Durose
AlphaNet Hospitality Systems Inc.
55 St. Clair Avenue West
Suite 400,
Toronto, Ontario
M4V 2Y7

Dear Desmond,

Re:     New Business Terms and Conditions - Amendment
-----------------------------------------------------

This letter will serve as an amendment to our agreement of April 3, 2000 in confirmation of our discussions of August 1, 2000, wherein we have agreed to amend the Payment Requirements section. For case of reference, the entire section is restated in its revised format.

Payment Requirements
--------------------

Each issued P.O. must be accompanied by either a letter of credit (LC) for the full amount from a mutually agreed upon financial institution or a 60% payment on the value of the P.O. from AlphaNet. Balance of P.O. value to be paid in full by bank transfer upon arrival at North American port.

In the event that a contract is secured between AlphaNet and an end user, SCI will release up to 50% of the inventory to Alphanet to allow installation of same. It is expected that the installation period will not exceed three weeks. Payment in full for the balance (40%) of the P.O. is due upon completion of the installation. During this period and until payment is received in full, SCI will retain title to all inventories. AlphaNet will be charged interest at the U.S. prime rate (currently 9.5%) on all unpaid balances that exceed 30 days from date of arrival at North American port.

AlphaNet will be responsible for any Storage, Duty, Brokerage or other associated charges incurred after arrival of goods at North American port. This will include any and all transportation charges to move the product from North American port (point of FOB) to any end user location.

All payments to be made in U.S. dollars. SCI will provide shipping advice documentation to AHSI on request. Product will be shipped FOB North American port.

Sanyo Canada Inc will require regular AlphaNet financial information (monthly statements) to update AlphaNet's credit information.

Trusting you are in agreement with the above.

SANYO Canada, Inc.

/s/ Steve Eidelberg

Steve Eidelberg
Director, Communications


                               Accepted   /s/ Desmond Durose
                                          --------------------------------------
                                              Desmond Durose,
                                              Chief Financial Officer
                                              AlphaNet Hospitality Systems, Inc.



cc.     I. Kindred
        R. Oshima
        T. Akashi
        L. Pinto
        K. Mendonca














                                                Branch Offices:
                                                Montreal
                                                Vancouver